        Exhibit 99
  Form 3 Joint Filer Information

Name:    John Bush Simpson Annuity Trust

Address:   c/o FoxHollow Technologies, Inc.
    Redwood City, CA 94063

Designated Filer:   John B. Simpson

Issuer & Ticker Symbol:  FoxHollow Technologies, Inc. (FOXH)

Date of Event
Requiring Statement:   October 27, 2004

Signature:   By:  /s/ John B. Simpson
    Trustee